UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2019

Rhinebeck Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38779	83-2117268
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(845) 454-8555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

     CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

     CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBKB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 24, 2019, the Board of Directors of Rhinebeck Bancorp, Inc. (the “Company”) amended Article II, Section 13 of the Company’s Bylaws.  The change provides that directors of the Company who reach age 76 may not be nominated or elected to the Board of Directors for an additional term and must retire after completing the term in which they reach age 76.  Previously, directors were required to retire at the end of the calendar year in which they reached age 75.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits:

3.1Amended and Restated Bylaws of Rhinebeck Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: September 27, 2019	By:/s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer